Exhibit 99.1
American International Group, Inc., and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

June 30, 2010

		Pro Forma Adjustments (a)
(in millions except share data)	Historical	AIA		ALICO		Pro Forma

Assets:
Investments:
Fixed maturity securities:
Bonds available for sale, at fair value	$315,489	$(53,263)		$—		$262,226
Bond trading securities, at fair value	27,486	(2,230)		—		25,256
Equity securities:
Common and preferred stock available for sale, at fair value	11,016	(5,165)		—		5,851
Common and preferred stock trading, at fair value	5,276	(4,788)		8,874	(b)	9,362
Other investments	160,735	(9,323)		152	(c)	163,066
		11,770	(b)
		(268	)(c)

Total investments	520,002	(63,267)		9,026		465,761

Premiums and other receivables, net of allowance	18,329	(676)		—		17,653
Reinsurance assets, net of allowance	24,414	(82)		—		24,332
Deferred policy acquisition costs	28,970	(10,300)		—		18,670
Current and deferred income taxes	3,999	(4,367)		(625		(993)
		(5,974	)(d)
Other assets	38,958	(2,438)		—		35,904
		(616	)(d)
Separate account assets, at fair value	53,803	(6,894)		—		46,909
Assets held for sale	162,056			(107,069)		54,987

Total assets	$850,531	$(88,640)		$(98,668)		$663,223

Liabilities:
Liability for unpaid claims and claims adjustment expense	$85,604	$—		$—		$85,604
Future policy benefits for life and accident and health insurance contracts	92,949	(45,409)		—		47,540
Policyholder contract deposits	156,758	(12,697)		—		144,061
Other liabilities	79,923	(9,833)		190	(e)	70,280

Federal Reserve Bank of New York credit facility	26,457	(3,509	)(d)	—		22,948
Other long-term debt	108,286	(499)		—		107,787
Separate account liabilities	53,803	(6,894)		—		46,909
Liabilities held for sale	142,104	—		(93,468)		48,636

Total liabilities	745,884	(78,841)		(93,278)		573,765

Redeemable noncontrolling interests in partially owned consolidated subsidiaries	1,923	—		—		1,923
AIG shareholders’ equity:
Preferred stock
Series E; $5.00 par value; 400,000 shares issued, at aggregate liquidation value	41,605	—		—		41,605
Series F; $5.00 par value; 300,000 shares issued, at aggregate liquidation value of $7,543	7,378	—		—		7,378
Series C; $5.00 par value; 100,000 shares issued, at aggregate liquidation value of $0.50	23,000	—		—		23,000
Common stock, $2.50 par value; 5,000,000,000 shares authorized, 141,777,208 shares issued	354	—		—		354
Treasury stock, at cost; 6,660,908 shares of common stock	(873)	—		—		(873)
Additional paid-in capital	6,297					6,297
Accumulated deficit	(12,120)	9,861	(f)			789
		(6,908	)(d)	(674	)(d)
Accumulated other comprehensive income	9,829	(2,908)		(1,230)		5,691

Total AIG shareholders’ equity	75,470	6,953		1,818		84,241

Noncontrolling interests:
Noncontrolling nonvoting, callable, junior and senior preferred interests held by Federal Reserve Bank of New York	25,567	(16,354	)(g)	(7,206	)(g)	2,007

Other	1,687	(59)		(154)		1,287
		(339	)(c)	152	(c)

Total noncontrolling interests	27,254	(16,752)		(7,208)		3,294

Total equity	102,724	(9,799)		(5,390)		87,535

Total liabilities and equity	$850,531	$(88,640)		$(98,668)		$663,223

See Note 3 to the Pro Forma Condensed Consolidated Financial Statements.

American International Group, Inc., and Subsidiaries
Pro Forma Condensed Consolidated Statement of Income (Unaudited)

Six Months Ended June 30, 2010

		Pro Forma Adjustments(a)
(dollars in millions, except share data)	Historical	AIA		ALICO		Pro Forma

Revenues:
Premiums and other considerations	$25,075	$(4,808)		$-		$20,267
Net investment income	10,931	(1,588)		4	(b)	9,368
		21	(b)

Net realized capital gains (losses):
Net other-than-temporary impairments on available for sale securities recognized in income from continuing operations	(1,434)	30		—		(1,404)
Other realized capital gains	375	(264)		—		111

Total net realized capital losses	(1,059)	(234)		—		(1,293)
Other income	4,946	(3)		—		4,943

Total revenues	39,893	(6,612)		4		33,285

Benefits, claims and expenses:
Policyholder benefits and claims incurred	21,035	(3,968)		—		17,067
Policy acquisition and other insurance expenses	7,829	(1,275)		—		6,554
Interest expense	3,885	(168	)(c)	—		3,717
Other expenses	3,784	(26)		(7)		3,751

Total benefits, claims and expenses	36,533	(5,437)		(7)		31,089

Income from continuing operations before income tax expense (benefit)	3,360	(1,175)		11		2,196
Income tax expense (benefit)	(112)	(199)		177		264

Income from continuing operations	3,472	(1,374)		(166)		2,441

Less:
Net income from continuing operations attributable to noncontrolling interests:
Noncontrolling nonvoting, callable, junior and senior preferred interests held by Federal Reserve Bank of New York	1,027	(758	)(d)	(186	)(d)	83
Other	139	(7)		4	(b)	160
		24	(b)

Net income from continuing operations attributable to AIG	$2,306	$(633)		$16		$1,689

Income from continuing operations per common share attributable to AIG: (e)
Basic	$3.44					$2.52
Diluted	$3.44					$2.52

Weighted average shares outstanding:
Basic	135,745,903					135,745,903
Diluted	135,807,313					135,807,313

See Note 4 to the Pro Forma Condensed Consolidated Financial Statements.

American International Group, Inc., and Subsidiaries
Pro Forma Condensed Consolidated Statement of Loss (Unaudited)

Year Ended December 31, 2009

		Pro Forma Adjustments(a)
(dollars in millions, except share data)	Historical	AIA	ALICO		Pro Forma

Revenues:
Premiums and other considerations	$54,767	$(9,264)	$—		$45,503
Net investment income	20,373	(5,214)	10	(b)	14,980
		(189) (b)

Net realized capital gains (losses):
Net other-than-temporary impairments on available for salesecurities recognized in loss from continuing operations	(6,303)	(372)	—		(6,675)
Other realized capital gains (losses)	368	(66)	—		302

Total net realized capital losses	(5,935)	(438)	—		(6,373)
Other income	12,918	(4)	—		12,914

Total revenues	82,123	(15,109)	10		67,024

Benefits, claims and expenses:
Policyholder benefits and claims incurred	52,798	(10,419)	—		42,379
Policy acquisition and other insurance expenses	16,942	(2,528)	—		14,414
Interest expense	15,184	(1,702) (c)	(304)	(c)	13,178
Other expenses	12,061	(21)	(11)		12,029

Total benefits, claims and expenses	96,985	(14,670)	(315)		82,000

Income (loss) from continuing operations before income tax expense (benefit)	(14,862)	(439)	325		(14,976)
Income tax expense (benefit)	(1,500)	(1,071)	(782)		(3,353)

Income (loss) from continuing operations	(13,362)	632	1,107		(11,623)

Less:
Net income (loss) from continuing operations attributable to noncontrolling interests:
Noncontrolling nonvoting, callable, junior and senior preferred interests held by Federal Reserve Bank of New York	140	404 (d)	50	(d)	594
Other	(1,574)	(174)	10	(b)	(1,738)

Net income (loss) from continuing operations attributable to AIG	$(11,928)	$402	$1,047		$(10,479)

Loss from continuing operations per common share attributable to AIG: (i)
Basic	$(97.72)				$(87.01)
Diluted	$(97.72)				$(87.01)

Weighted average shares outstanding:
Basic	135,324,896				135,324,896
Diluted	135,324,896				135,324,896

See Note 4 to the Pro Forma Condensed Consolidated Financial Statements.

American International Group, Inc., and Subsidiaries
Note 1 — Basis of Presentation
     The unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the year ended December 31, 2009 and the six-month period ended June 30, 2010 give effect to the initial public offering of AIA Group Limited (AIA) and sale of American Life Insurance Company (ALICO) as if they had occurred on January 1, 2009. The unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2010 gives effect to the dispositions as if they had occurred on June 30, 2010. The details of these transactions are described in Item 2.01 of this Current Report.
     The unaudited pro forma condensed consolidated financial statements have been prepared from available information and management estimates in accordance with the requirements of the Securities and Exchange Commission and do not purport to be indicative of the financial condition or results of operations of AIG as of such date or for such periods, nor are they necessarily indicative of future results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that AIG believes to be reasonable.
Note 2 — Use of Net Cash Proceeds
     Under the limited liability company agreements of AIA Aurora LLC, a special purpose vehicle formed by AIG to hold AIA (AIA Aurora), and ALICO Holdings LLC, a special purpose vehicle formed by AIG to hold ALICO (ALICO Holdings), net cash proceeds from the initial public offering (IPO) of AIA and from the sale of ALICO would be distributed to the members of AIA Aurora and ALICO Holdings, respectively, with distributions made first to the Federal Reserve Bank of New York (FRBNY) in its capacity as holder of the preferred interests in AIA Aurora and ALICO Holdings.
     However, under AIG’s Agreement in Principle to recapitalize AIG (the Recapitalization) with the FRBNY, the United States Department of the Treasury and the AIG Credit Facility Trust, net cash proceeds from the IPO of AIA and from the sale of ALICO will instead be placed into escrow. Upon the closing of the Recapitalization, net cash proceeds from the AIA IPO and from the sale of ALICO will first be loaned to AIG and used to repay amounts owed under the FRBNY credit facility (FRBNY Credit Facility) provided under the Credit Agreement, dated as of September 22, 2008, between AIG and the FRBNY. Any amount of the net cash proceeds remaining after repayment of the FRBNY Credit Facility would then be distributed to the FRBNY to reduce the liquidation preference of the FRBNY’s preferred interests in AIA Aurora and ALICO Holdings as described above. AIG holds the common interests in AIA Aurora and ALICO Holdings and will generally receive distributions only after the preferred interests have received all required distributions.
     If the Recapitalization transactions are not completed, it is expected that the escrow arrangement would terminate and that net cash proceeds would be distributed as originally contemplated by the limited liability company agreements of AIA Aurora and ALICO Holdings. In that case, it is expected that, of the approximately $20.2 billion of net cash proceeds from the IPO of AIA, approximately $16 billion plus accrued, but unpaid, preferred returns would be distributed to the FRBNY as holder of the preferred interests in AIA Aurora, with the balance distributed to AIG as holder of the common interests and used to repay amounts owing under the FRBNY Credit Facility; and that $7.2 billion in net cash proceeds from the sale of ALICO would be distributed to the FRBNY as holder of the preferred interests in ALICO Holdings.
     These pro forma condensed consolidated financial statements do not give effect to the provisions of the Recapitalization Agreement in Principle, as these transactions are subject to negotiation and execution of definitive agreements.
Note 3 — Unaudited Pro Forma AIA and ALICO Adjustments to Condensed Consolidated Balance Sheet
(a)	IPO of AIA reduced AIG’s ownership percentage to approximately 33 percent. Unless otherwise noted, adjustments reflect AIG’s deconsolidation of AIA and elimination of ALICO held for sale balance sheet amounts at June 30, 2010.

(b)	Represents AIG’s retained interest in AIA after the IPO and the portion of proceeds from the sale of ALICO representing equity securities of MetLife.

(c)	Entries to reflect the effects of changes in AIG’s ownership interests held by AIA and ALICO in variable interest entities that result in the deconsolidation or recognition of noncontrolling interests.

(d)	Represents remaining proceeds of $3.5 billion from the AIA IPO applied as a mandatory prepayment of the FRBNY Credit Facility, after reducing the liquidation preference on the preferred interests held by the FRBNY. Also reflects associated write-off of prepaid commitment fee asset.

(e)	Represents amount of liabilities to be retained.

(f)	Represents gains on the AIA IPO and the sale of ALICO. Also includes the reversal of accrued dividends, accretion and residual value on participation interests relating to reducing the liquidation preference on the preferred interests held by the FRBNY.

(g)	Represents the application of cash proceeds from AIA’s IPO and the sale of ALICO to reduce the liquidation preference on the preferred interests held by the FRBNY with the remaining AIA net cash proceeds used to paydown the FRBNY Credit Facility.

Note 4 — Unaudited Pro forma AIA and ALICO Adjustments to Condensed Consolidated Statements of Income (Loss)
(a)	Upon completion of the IPO of AIA, AIG’s ownership percentage was reduced to approximately 33 percent. Unless otherwise noted, adjustments relate to the deconsolidation of AIA from AIG’s results. Results from ALICO are not included in continuing operations herein as ALICO was presented as a discontinued operation.

(b)	Entries to reflect the effects of changes in AIG’s ownership interests held by AIA and ALICO in variable interest entities that result in the deconsolidation or recognition of noncontrolling interests.

(c)	Reflects adjustments to interest expense, including periodic amortization of the prepaid commitment fee asset following the application of proceeds.

(d)	Reflects the effects of the application of cash proceeds on previously recognized preferred interest returns.

(e)	Computed in accordance with AIG’s earnings per share calculation methodology, as set forth in Note 16 to the Consolidated Financial Statements included within AIG’s Form 8-K dated August 6, 2010 after giving effect to pro forma adjustments above.